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                                                                   EXHIBIT 10(A)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 for certain variable annuity contracts issued through ML of New York Variable Annuity Separate Account D of ML Life Insurance Company of New York (File No. 333-98283). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          SUTHERLAND ASBILL & BRENNAN LLP

                                          By:      /s/ STEPHEN E. ROTH
                                            ------------------------------------
                                                 Stephen E. Roth, Esq.

Washington, D.C.
June 2, 2003